GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2020 FINANCIAL RESULTS

Net loss per share of $1.11 for the quarter
Fully diluted book value per share of $11.63 at quarter end

Company to Hold Conference Call at 9:00 a.m. ET on Wednesday May 6, 2020

GRAND CAYMAN, Cayman Islands - May 5, 2020 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced financial results for the first quarter ended March 31, 2020.

Greenlight Re reported a net loss attributable to common shareholders of $40.3 million for the first quarter of 2020, compared to net income attributable to common shareholders of $5.9 million for the same period in 2019. The net loss per share for the first quarter of 2020 was $1.11, compared to net income per share of $0.16 for the same period in 2019. The Company’s net loss for the quarter included an investment loss in the Solasglas Investments, LP (“SILP”) fund of $42.1 million, representing a loss of 8.1% for the quarter as previously reported.

Fully diluted book value per share was $11.63 as of March 31, 2020, compared to $12.88 as of December 31, 2019.

Management Commentary

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “Overall, we were satisfied with the quarter, with our reinsurance business showing resilience to almost unprecedented turmoil and uncertainty in global financial markets.”

Mr. Burton continued, “In early April, the Company announced the completion of its review of strategic transaction alternatives, concluding that stockholder value is likely to be better enhanced on a standalone basis than by pursuing a transaction with a third party. We expanded our share repurchase program in order to capitalize on the current market opportunity to maximize shareholder value.”

Commenting on the investment portfolio, David Einhorn, Chairman of the Board of Directors, stated, “Our investment performance from the Solasglas fund during the first quarter of 2020 was impacted by the considerable market turmoil surrounding COVID-19. Solasglas reported an 8.1% net loss during the quarter. We continued to focus on fundamental securities analysis, while continuing to gauge the possible long-term impact that the pandemic has had on companies and the economy as a whole. The market remains very difficult for value investing.”

Financial and Operating Highlights
First Quarter 2020

•
Gross written premiums were $109.8 million, compared to $162.6 million in the first quarter of 2019. The quarterly decrease was largely due to the non-renewal of certain auto business, offset by additional new business written in several different specialty lines.

•
Net written premiums decreased 22.7% to $109.1 million, compared to $141.2 million reported in the prior-year period. Ceded premiums were $0.7 million compared to $21.4 million in the prior year period. The significant decrease in ceded premium in the quarter was primarily due to the non-renewal of retrocessional coverage on auto business.

•	Net earned premiums were $111.0 million, a decrease from $125.4 million reported in the prior-year period.

•
Net underwriting income of $1.3 million, compared to a net underwriting loss of $21.8 million reported in the first quarter of 2019. The underwriting income was largely driven by a $47.2 million decrease in loss and loss adjustment expenses compared to the first quarter of 2019, which included adverse development from the Company’s auto class. The quarterly loss reserve review resulted in prior year adverse development of $4.2 million booked in the first quarter 2020.

•	A composite ratio for the quarter of 96.8%, compared to 115.2% for the prior-year period. The combined ratio for the quarter was 98.9%, compared to 117.4% for the prior-year period.

•	A net investment loss of $35.3 million, compared to net investment income of $32.3 million in the first quarter of 2019.

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter ended March 31, 2020 on Wednesday, May 6, 2020 at 9:00 a.m. Eastern time. The conference call title is Greenlight Capital Re, Ltd. First Quarter 2020 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. First Quarter 2020 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10142272

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre200506.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 6, 2020 until 9:00 a.m. Eastern time on May 13, 2020. The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10142272. An audio file of the call will also be available on the Company’s website, www.greenlightre.com .

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Non-GAAP Financial Measures

In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K and Amendment No. 1 to Form 10-K filed with the Securities Exchange Commission on April 29, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces. The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded. With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2020 and December 31, 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)	(audited)
Assets
Investments
Investment in related party investment fund	$189,898	$240,056
Other investments	17,724	16,384
Total investments	207,622	256,440
Cash and cash equivalents	8,094	25,813
Restricted cash and cash equivalents	735,954	742,093
Reinsurance balances receivable (net of allowance for expected credit losses of $89)	243,754	230,384
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses of $47)	23,095	27,531
Deferred acquisition costs	48,034	49,665
Unearned premiums ceded	558	901
Notes receivable (net of allowance for expected credit losses of $1,000)	19,200	20,202
Other assets	1,738	2,164
Total assets	$1,288,049	$1,355,193
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$455,669	$470,588
Unearned premium reserves	177,469	179,460
Reinsurance balances payable	114,208	122,665
Funds withheld	5,664	4,958
Other liabilities	5,064	6,825
Convertible senior notes payable	93,076	93,514
Total liabilities	851,150	878,010
Shareholders' equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 31,179,529 (2019: 30,739,395): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2019: 6,254,715))	3,743	3,699
Additional paid-in capital	504,375	503,547
Retained earnings (deficit)	(71,219)	(30,063)
Total shareholders' equity	436,899	477,183
Total liabilities, redeemable non-controlling interest and equity	$1,288,049	$1,355,193

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31
	2020	2019
Revenues
Gross premiums written	$109,787	$162,560
Gross premiums ceded	(678)	(21,401)
Net premiums written	109,109	141,159
Change in net unearned premium reserves	1,912	(15,797)
Net premiums earned	111,021	125,362
Income (loss) from investment in related party investment fund [net of related party expenses of $662 and $5,432, respectively]	(42,126)	30,756
Net investment income	6,837	1,567
Other income (expense), net	213	1,069
Total revenues	75,945	158,754
Expenses
Net loss and loss adjustment expenses incurred	75,697	122,865
Acquisition costs	31,739	21,526
General and administrative expenses	6,794	6,840
Interest expense	1,561	1,544
Total expenses	115,791	152,775
Income (loss) before income tax	(39,846)	5,979
Income tax (expense) benefit	(424)	(73)
Net income (loss)	$(40,270)	$5,906
Earnings (loss) per share
Basic	$(1.11)	$0.16
Diluted	$(1.11)	$0.16
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	36,138,245	35,972,665
Diluted	36,138,245	36,364,358

The following table provides the ratios categorized as Property, Casualty and Other:

	Three months ended March 31				Three months ended March 31
	2020				2019
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	64.0%	72.7%	60.7%	68.2%	70.8%	107.9%	82.9%	98.0%
Acquisition cost ratio	19.5	27.1	36.2	28.6	10.6	15.3	31.7	17.2
Composite ratio	83.5%	99.8%	96.9%	96.8%	81.4%	123.2%	114.6%	115.2%
Underwriting expense ratio				2.1				2.2
Combined ratio				98.9%				117.4%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Fully diluted book value per share is considered a non-GAAP financial measure and represents basic book value per share combined with any dilutive impact of in-the-money stock options and RSUs issued and outstanding as of any period end. In addition, the fully diluted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted book value per share over the long term.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure.

	March 31, 2020	December 31, 2019	March 31, 2019
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic book value per share)	$436,899	$477,183	$484,315
Add: Proceeds from in-the-money stock options issued and outstanding	—	—	—
Numerator for fully diluted book value per share	$436,899	$477,183	$484,315
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding (denominator for basic book value per share)	37,434,244	36,994,110	36,717,761
Add: In-the-money stock options and RSUs issued and outstanding	116,722	63,582	87,747
Denominator for fully diluted book value per share	37,550,966	37,057,692	36,805,508
Basic book value per share	$11.67	$12.90	$13.19
Quarterly increase (decrease) in basic book value per share ($)	$(1.23)	$(0.79)	$0.07
Quarterly increase (decrease) in basic book value per share (%)	(9.5)%	(5.8)%	0.5%

Fully diluted book value per share	$11.63	$12.88	$13.16
Quarterly increase (decrease) in fully diluted book value per share ($)	$(1.25)	$(0.79)	$(0.32)
Quarterly increase (decrease) in fully diluted book value per share (%)	(9.7)%	(5.9)%	(2.4)%

(1) All unvested restricted shares, including those with performance conditions, are included in the “basic” and “fully diluted” denominators. As of March 31, 2020, the number of unvested restricted shares with performance conditions was 501,989 (356,900 and 120,605, as of December 31, 2019 and March 31, 2019, respectively).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) relating to deposit-accounted contracts, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; (4) interest expense and (5) income taxes. We exclude total investment related income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended March 31
	2020	2019
	($ in thousands)
Income (loss) before income tax	$(39,846)	$5,979
Add (subtract):
Investment related (income) loss	35,289	(32,323)
Other non-underwriting (income) expense	394	(69)
Corporate expenses	3,858	3,034
Interest expense	1,561	1,544
Net underwriting income (loss)	$1,256	$(21,835)